                                ESCROW AGREEMENT


         ESCROW AGREEMENT dated March 8, 2000, by and among SOFT PLUS, INC., a California corporation ("Soft Plus"), U.S. Interactive, Inc. ("USI"), FIRST ACQUISITION CO., a Delaware corporation ("Acquisition"), MOHAN UTTARWAR ("Soft Plus Shareholder Agent") on behalf of the "Shareholders" (as defined below), and THE CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION ("Escrow Agent").

                                   BACKGROUND

         Acquisition, Soft Plus, USI, Mohan Uttarwar, Vijay Uttarwar, Vinay Deshpande and O.P. Srinivasan (the "Principal Shareholders") are parties to a certain Agreement and Plan of Merger dated February 1, 2000, including the Exhibits and Schedules thereto (collectively the "Merger Agreement"), pursuant to which there is required to be deposited in escrow __________ shares of common stock, par value $.001 per share of USI (the "Escrow Shares"), to be held by the Escrow Agent subject to the terms and conditions set forth herein.

         Acquisition has directed ChaseMellon Shareholder Services (the "Transfer Agent") to register the Escrow Shares in the name of the Escrow Agent. The Escrow Shares together with all non-cash dividends payable after the Closing Date with respect to the Escrow Shares are collectively referred to herein as the "Escrow Fund." Escrow Agent shall hold the Escrow Fund subject to the terms and conditions set forth herein.

         Pursuant to the terms of the Merger Agreement the Principal Shareholders and Soft Plus have executed and delivered the Soft Plus Shareholder Agent Agreement, appointing Mohan Uttarwar, as the Soft Plus Shareholder Agent to act as the agent, attorney-in-fact and representative for the Soft Plus Shareholders in accordance with the terms of this Escrow Agreement.

         All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing background and of the mutual covenants hereinafter set forth and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment of Escrow Agent. Soft Plus, as it exists following the merger of Soft Plus, a wholly-owned subsidiary of USI, with and into Acquisition (the "Acquisition") and the Soft Plus Shareholder Agent do hereby appoint and designate The Chase Manhattan Trust Company, National Association as the Escrow Agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

         2. Establishment of Escrow Fund. Pursuant to the terms of Section 3.1.5 of the Merger Agreement, Acquisition hereby deposits with Escrow Agent the Escrow Shares. The Escrow Shares shall be issued in the amounts set forth on
Exhibit I attached hereto. Exhibit I hereto sets forth the name of each Soft Plus Shareholder and the number and percentage of Escrow Shares attributable to such Soft Plus Shareholder of the Escrow Fund. Immediately upon ascertaining that the Transfer Agent has complied with its written instructions to register the Escrow Shares in the name of the Escrow Agent, as aforesaid, neither the USI, Acquisition nor Soft Plus shall have any liability to the Soft Plus Shareholder Agent or any Soft Plus Shareholder with respect to the delivery of the Escrow Shares. The shareholders of Soft Plus whose shares are included in the Escrow Shares shall be entitled to vote such shares in accordance with their pro rata ownership of the Escrow Shares.

         3. Disposition and Termination.

            3.1 The Escrow Agent shall disburse the Escrow Fund upon and pursuant to the written instructions set forth in this Section 3.

                3.1.1 Disposition to Acquisition or USI. Subject to Section 4 hereof, from time to time, on the 15th business day (or the next day on which shares of USI Common Stock are traded on The Nasdaq Stock Market, Inc. ("Nasdaq") if on such 15th business day no such trading is to occur) (the "Stock Disbursement Date") following receipt fromUSI of a written notice of instruction signed by an authorized officer of USI to do so (the "Disbursement Notice"), which Disbursement Notice shall set forth the amount of a claim ("Escrow Claim Amount"), the Escrow Agent shall immediately disburse to Acquisition or USI, as determined by USI, such number of shares of Escrow Shares equal to the amount of the Escrow Claim Amount. The number of shares to be disbursed shall be determined by using the USI Closing Date Price.

                3.1.2 Disposition to the Soft Plus Shareholder Agent. On the first anniversary of the Closing Date, the Escrow Agent shall, by written notice, substantially in the form attached hereto as Exhibit II, direct the Transfer Agent to register in the name of and in the amount of the percentage of the Escrow Shares as set forth on Exhibit I any shares remaining in the Escrow Fund on such date excluding (A) that number of shares which the Escrow Agent disbursed in connection with any Disbursement Notices received by the Escrow Agent from Acquisition or USI pursuant to the terms of Section 3.1.1 above, (B) that number of shares which the Escrow Agent might have to disburse in connection with any amounts identified in a notice (a "Claim Notice") received by the Escrow Agent from an authorized officer of USI or Acquisition stating that a claim has been asserted against USI or Acquisition by a third party, but with respect to which amounts Acquisition or USI has not yet furnished to Escrow Agent a Disbursement Notice and (C) that number of Shares representing the Reserve (as defined in Section 4.2 hereof). With respect to any amounts identified in a Disbursement Notice or Claim Notice, the Escrow Agent shall retain an aggregate amount of the Escrow Shares (rounded up to the next whole share) which has a value equal to the amount specified in the Disbursement Notice and Claim Notice based on the USI Closing Date Price, plus commissions and other sales charges which the Escrow Agent determines may be necessary. With respect to a Claim Notice, the Escrow Agent shall retain such number of shares in the Escrow Fund until such time as a Disbursement Notice is received from USI or Acquisition, or, joint written instructions (a "Joint Instruction Letter") shall be received from USI or Acquisition on the one hand and the Soft Plus Shareholder Agent on the other, in which event Escrow Agent shall deliver the shares in accordance with the instructions stated in such Disbursement Notice subject to Section 4 hereof, or Joint Instruction Letter, as the case may be.

                3.1.3 Acquisition and USI agree to furnish to the Soft Plus Shareholder Agent copies of all notices sent by Acquisition or USI to the Escrow Agent at the time such notices are sent to the Escrow Agent. In addition, Acquisition and USI agree to furnish to the Soft Plus Shareholder Agent (but not to the Escrow Agent), as an attachment to each such notice so furnished to the Soft Plus Shareholder Agent, a full written explanation of each claim, including the amount thereof, the provision(s) of the Merger Agreement or other agreement delivered in connection therewith, under which such claim is asserted, and a summary of the relevant facts upon which such claim is based underlying its requests for reimbursement made on any such notice.

                3.1.4 The Escrow Agent shall provide a copy of its written instructions pursuant to this Section 3 to Acquisition or USI, as the case may be, and to the Soft Plus Shareholder Agent.

            3.2 Upon registration by the Transfer Agent of all of the Escrow Shares in the Escrow Fund as provided in Sections 3.1.1 and 3.1.2 hereof, and upon disbursement by the Escrow Agent of the last remaining shares and funds in the Escrow Fund, this Escrow Agreement shall terminate, subject to the provisions of Sections 5 and 8 hereunder, which Sections shall survive such termination. This Escrow Agreement may also be terminated at any time upon the receipt by Escrow Agent of ten (10) days' prior joint written notice of termination executed by USI or Acquisition, on the one hand, and the Soft Plus Shareholder Agent on the other, directing the distribution of the Escrow Fund.

         4. Objections to Disbursements.

            4.1 If the Soft Plus Shareholder Agent objects to any Escrow Claim Amount contained in any Disbursement Notice received from Acquisition or USI, the Soft Plus Shareholder Agent shall provide written notice of such objection to such Disbursement Notice (an "Objection Notice") to Escrow Agent (with a copy simultaneously furnished to USI) before 5:00 p.m. (Eastern Standard Time) on the business day prior to the Stock Disbursement Date.

            4.2 Pending resolution of the objection described in the Objection Notice in accordance with the terms of this Section 4 and Section 6 hereof, Escrow Agent shall not take the action required by Section 3.1.1 with respect to the Escrow Claim Amount, but shall retain as a reserve (the "Reserve") that number of shares of Escrow Shares (rounded up to the next whole share) with a value equal to the relevant Escrow Claim Amount, such number of shares to be valued at the USI Closing Date Price; provided, however, if an Objection Notice objects to less than the entire amount of the Escrow Claim Amount, then the Escrow Agent shall disburse Escrow Shares equal to the Escrow Claim Amount not in dispute. If Escrow Agent does not receive an Objection Notice before 5:00 p.m. on the business day prior to the Stock Disbursement Date, the Soft Plus Shareholder Agent shall be deemed to have approved such Disbursement Notice.

            4.3 In case of any Objection Notice, the Soft Plus Shareholder Agent and USI shall attempt in good faith to agree upon the rights of the respective parties with respect to each Objection Notice within 45 days after Escrow Agent's receipt of the Objection Notice (the "Negotiation Period"). If Soft Plus Shareholder Agent and USI should so agree during the Negotiation Period, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

            4.4 If no agreement in accordance with Section 4.3 has been reached by the end of the Negotiation Period, either the Soft Plus Shareholder Agent or USI may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained by settlement or a non-appealable decision of a court of competent jurisdiction or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators, as follows. Within 15 days after Soft Plus Shareholder Agent or USI delivers a written demand for arbitration to the other party, Soft Plus Shareholder Agent or USI shall each select one arbitrator. The third arbitrator shall be selected as soon as practicable by agreement of the first two arbitrators or, failing such agreement, by the American Arbitration Association. The arbitration shall be conducted in Pennsylvania. The written decision of a majority of the three arbitrators as to the validity and amount of any claim in such Disbursement Notice shall be binding and conclusive upon the parties to this Agreement, and Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. The arbitrators shall award reimbursement to the prevailing party in the arbitration of its reasonable expenses of the arbitration (including costs and reasonable attorneys' fees). The award of the arbitrators shall be the sole and exclusive monetary remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any state or federal court sitting in the Eastern District of Pennsylvania.



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

         5. Duties and Responsibilities of Escrow Agent.

            5.1 Acquisition and the Soft Plus Shareholder Agent acknowledge and agree that the Escrow Agent (a) shall not be responsible for any of the agreements referred to herein, including the Merger Agreement, but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (b) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification and that no further duties or responsibilities shall be implied; (c) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in separate written instructions), instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof and (d) may consult counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

            5.2 Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, fraud or willful misconduct. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto. In the administration of this Escrow Agreement and the Escrow Fund hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it. USI and the Soft Plus Shareholder Agent, jointly and severally, covenant and agree to indemnify the Escrow Agent its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all liabilities, losses, damages, fines, suits, actions, demands, penalties, costs and expenses, including reasonable out-of-pocket, incidental expenses, legal fees and expenses, the reasonable allocated costs and expenses of in-house counsel and legal staff and the reasonable costs and expenses of defending or preparing to defend against any claim ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement. In addition to and not in limitation of the immediately preceding sentence, USI and the Soft Plus Shareholder Agent, jointly and severally, also covenant and agree to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Escrow Agreement provided the Escrow Agent has not acted with gross negligence or fraud or engaged in willful misconduct. The provisions of this Section 5.2 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action. The foregoing is not intended to, nor shall it, absolve Escrow Agent of liability for actual damages it causes in connection with its duties hereunder, which are often referred to as "special" damages.

            5.3 Taxes incurred with respect to the earnings of the Escrow Fund and payments made hereunder shall be borne by the party to whom such earnings are distributed (or to be distributed) or to whom such payment is made. If such earnings are not distributed during the calendar year in which they arise, then such earnings shall be allocated to the Soft Plus Shareholders as their interest may appear. To the extent that Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund. USI, Acquisition and the Soft Plus Shareholder Agent, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. USI, Acquisition and the Soft Plus Shareholder Agent undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. USI, Acquisition and the Soft Plus Shareholder Agent, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent has on file an original, signed W-9 form or its equivalent prior to distribution, and the tax identification numbers of all distributees. Each party hereto, except the Escrow Agent, shall, on the signature page of this Escrow Agreement, and each Soft Plus Shareholder shall, on Exhibit I hereto, provide the Escrow Agent with its Tax Identification Number ("TIN") as assigned by the Internal Revenue Service.

         6. Dispute Resolution; Third Party Claims. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Fund, or should any claim be made upon such Escrow Fund by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Fund until such dispute shall have been settled either in accordance with Section 4.3 or in the case of a claim being made upon the Escrow Fund by a third party, in accordance with Article XII of the Merger Agreement. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund. The Escrow Agent shall provide notice to Acquisition, USI and the Soft Plus Shareholder Agent promptly upon receipt of any notice of a claim or dispute upon the Escrow Fund by a third party.

         7. Resignation. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving not less than ten days written notice to USI, Acquisition and the Soft Plus Shareholder Agent. Such resignation shall take effect 30 days after the giving of such notice (the "Resignation Period"), or upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow Agent to such successor of all the escrow documents and funds or securities then held by the Escrow Agent hereunder. If no such successor escrow agent is appointed in writing prior to the effective date of such resignation, the Escrow Agent shall direct the Transfer Agent to register all of the Escrow Shares to Acquisition or its successor (unless the Escrow Agent shall have received written notice from USI otherwise prior to expiration of the Resignation Period) and, after deduction its fees and expenses if not theretofore paid or adequately provided for, shall deliver all monies included in the Escrow Fund, if any, by check payable to Acquisition, to be held in accordance with the terms of this Escrow Agreement, whereupon the Escrow Agent shall have no further duties or responsibilities under this Agreement and Acquisition shall use its best efforts to (a) promptly designate a successor escrow agent, subject to the approval of the Soft Plus Shareholder Agent, which shall not be unreasonably withheld, (b) direct the Transfer Agent to register such Escrow Shares in the name of such successor escrow agent and (c) deliver such monies, if any, to such successor escrow agent.

         8. Escrow Agent Not Personally Liable. All of the parties hereto expressly recognize that Escrow Agent, acting in such capacity, shall not have any personal liability with respect to matters, promises or agreements hereunder, including, without limitation, under Sections 5 and 9 hereof, or in any other fashion under this Escrow Agreement, but instead is in all matters hereunder acting solely as the agent of Acquisition with the consent of the Soft Plus Shareholder Agent; provided, however, that Escrow Agent shall be liable for its own gross negligence, willful misconduct and fraud.

         9. Compensation and Expenses.

            9.1 Pursuant to the terms of the Merger Agreement, Acquisition agrees to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit III, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in its administration of this Escrow Agreement.

            9.2 Notwithstanding Section 9.1 above, any fees or expenses arising in connection with any matters described in Section 6 above shall be borne entirely by the party which does not prevail in such matter or as otherwise determined by the parties or by a court of competent jurisdiction.

         10. Notices. Any notice permitted or required hereunder shall be deemed to have been duly given and delivered when delivered personally, or when delivered if mailed certified or registered mail, postage prepaid or when delivered by a nationally recognized overnight carrier, to the parties at their address set forth below:

                  If to USI or Acquisition:

                  U.S. Interactive, Inc.
                  2012 Renaissance Boulevard
                  King of Prussia, PA 19406

                  Attention: Lawrence F. Shay, Esquire
                             Senior Vice President and General Counsel

                  with a copy to:

                  Dilworth Paxson LLP
                  3200 Mellon Bank Center
                  1735 Market Street
                  Philadelphia, Pennsylvania 19103

                  Attention: Michael D. Ecker, Esquire

                  If to the Soft Plus Shareholder Agent:

                  Mohan Uttarwar
                  c/o Soft Plus, Inc.
                  18900 Stevens Creek Boulevard
                  Suite 101
                  Cupertino, CA 95014

                  with a copy to:

                  Tae Hea Nahm, Esquire
                  The Venture Law Group
                  2775 Sand Hill Road
                  Menlo Park, CA 94025

                  If to Escrow Agent:

                  The Chase Manhattan Trust Company,
                  National Association
                  Capital Markets Fiduciary Services
                  One Liberty Place, Suite 5210
                  1650 Market Street
                  Philadelphia, PA 19103

                  Attention:  Alan Halpern

or at such other address as any of the above may have furnished to all of the other parties in writing by certified or registered mail, return receipt requested in the manner specified in this Section 10.



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

         11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         12. Successors and Assigns; Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, that none of the Soft Plus Shareholder Agent, Acquisition or Escrow Agent shall assign this Agreement without first obtaining the prior written consent of the others and giving written notice thereof to Escrow Agent; provided, further, however that any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         13. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

         14. Governing Law. This Agreement shall be governed by and construed under the laws of Pennsylvania without reference to conflict of law principles.

         15. Consent to Jurisdiction and Service. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of Pennsylvania and of any federal court located in Pennsylvania in connection with any actions or proceedings brought against Acquisition and the Soft Plus Shareholder Agent by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Acquisition and the Soft Plus Shareholder Agent hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Acquisition and the Soft Plus Shareholder Agent, as the case may be, at their respective addresses in accordance with Section 10 hereof.

         16. Force Majeure. No party hereto shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         17. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waiver and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         19. Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

                                FIRST ACQUISITION CO.
Attest:

_____________________________  By:____________________________________________
Name: Philip L. Calamia           Name: Stephen T. Zarrilli
Title: Treasurer                  Title: President


                                Mohan Uttarwar], as agent and attorney-in-fact for the Soft Plus Shareholder Agents
Witness:


____________________            ______________________________________________


                                THE CHASE MANHATTAN TRUST COMPANY,
                                NATIONAL ASSOCIATION
Attest:


____________________            By:____________________________________________
Name:                              Name:
Title:                             Title:



                                SOFT PLUS, INC.
Attest:

____________________            By:____________________________________________
Name:                              Name:
Title:                             Title: